UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

————————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-31957 (Commission File Number)	38-0135202 (I.R.S. Employer Identification No.)

100 S. Second Ave., Alpena, Michigan 49707

(Address of principal executive offices)

(989) 356-9041

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On May 13, 2015, the Company held its 2015 Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors	For	Withheld	Broker Non-Vote

	Gary C. VanMassenhove	1,856,526	28,584	909,957

	Thomas R. Townsend	1,858,570	26,540	909,957

	Richard L. Crittenden	1,857,035	28,075	909,957

2.	The ratification of the appointment of Plante & Moran, PLLC as independent registered public accounting firm of the Company for the year ending December 31, 2015.

For	Against	Abstain	Broker Non-Vote
2,763,366	28,195	3,506	–

3.	To consider and act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
1,718,892	86,222	79,996	909,957

Item 8.01

Other Events.

On May 13, 2015, the Company made a presentation at its 2015 Annual Meeting of Stockholders. A copy of the presentation as presented at the 2015 Annual Meeting of Stockholders is attached as Exhibit 99.1 to this report and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01.

Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

Date: May 14, 2015	By:	/s/ Michael W. Mahler
Michael W. Mahler
President and Chief Executive Officer
(Duly Authorized Representative)